Exhibit 99.1

Steinway Reports Second Quarter 2013 Results

•                  Net sales rise 8% to $92.4 million

•                  GAAP EPS of $1.60; adjusted EPS of $0.35

•                  Adjusted EBITDA increases to $10.0 million from $7.1 million

WALTHAM, MA — August 6, 2013 — Steinway Musical Instruments, Inc. (NYSE: LVB) today announced its financial results for the second quarter and six months ended June 30, 2013.

Net sales for the second quarter of 2013 totaled $92.4 million compared to $85.7 million for the prior-year quarter. The Company reported net income of $20.2 million, or $1.60 per diluted share, for the second quarter of 2013 compared to $2.4 million, or $0.19 per diluted share, for the second quarter of 2012.

During the second quarter of 2013, the Company recognized a net $22.7 million gain on the sale of its West 57th Street office building and $0.5 million in impairment charges related to its online music business. Before giving effect to those items, second quarter net income was $4.5 million, or $0.35 per diluted share.

CEO Michael Sweeney commented on the quarter, “We delivered solid results, improving total revenues by 8% while boosting gross margin by 200 basis points and Adjusted EBITDA by 42%. We’re especially pleased with our double-digit increase in piano sales. Both our band and piano divisions turned in strong operating performances this quarter.

“At the end of June, we achieved a major objective with the sale of Steinway Hall. Shortly thereafter, we redeemed our Senior Notes, paying down all of the Company’s long-term debt. With these actions completed, we can now concentrate all our efforts on achieving our operational objectives and continuing our heritage of offering the world’s finest musical instruments.”

SECOND QUARTER RESULTS

Piano Operations

Second quarter revenue increased to $56.8 million, or 12.7%, over the prior-year quarter due to strong wholesale piano sales. Worldwide, unit shipments of Steinway grand pianos increased 20.7% and Boston and Essex piano shipments rose 21.0%. In the Americas and Europe, revenue increased 18.2% and 19.6%, respectively, while exchange rate changes negatively impacted revenue in the Asia-Pacific region. Without these changes, revenue from the region would have been stable.

On a combined basis, production at the Company’s New York and Hamburg factories rose approximately 25% over the prior-year quarter, helping meet the increased demand for Steinway pianos. Overall gross margin increased 80 basis points over the prior year. The gross margin improvement that results from higher production levels was somewhat offset by lower revenue from the Company’s retail operations during the quarter. Training processes in the Company’s Hamburg factory progressed during the second quarter, resulting in gross margin improvement of 160 basis points over the first quarter of 2013.

Band Operations

Revenues for the second quarter totaled $35.6 million, an increase of 0.7% over the prior-year period. Results were mixed, with a 2.2% increase in student unit shipments and a 2.7% decrease in professional unit sales. Strong sales of background brass instruments and higher sales of drum outfits offset lower sales of accessories.

Gross margin improved 310 basis points over the second quarter of 2012. Firm control over manufacturing costs allowed price increases to directly benefit gross profit.  A higher mix of brass instruments and more efficient production also contributed to the improvement.

Operating Expenses

Operating expenses for the quarter increased $1.3 million over the prior-year period. For the second quarter, legal and consulting fees associated with the Company’s evaluation of strategic alternatives were $2.4 million in 2013 and $1.9 million in 2012. Excluding these costs and $0.5 million and $0.2 million in impairment charges from each period, respectively, operating expenses were up 2.7%.

YTD RESULTS

Piano Operations

Year-to-date, revenue increased 8.1% over the prior-year period, to $102.2 million. Sales in the Americas were robust, up 18.5%, while sales in the Company’s Europe and Asia-Pacific regions were on par with prior year. Worldwide, unit shipments of Steinway grand pianos increased 9.2% and Boston and Essex piano shipments increased 22.2%. Overall gross margin improved 90 basis points over the prior-year period, somewhat less than expected due to the higher mix of lower-margin pianos.

Band Operations

Year-to-date, revenue decreased 3.1% from the prior-year period, to $67.0 million. Increased revenue from brass instruments mitigated lower sales of accessories and percussion instruments. Relatively stable manufacturing costs, coupled with price increases, contributed to an increase in gross margin of 450 basis points over the prior-year period. A higher mix of professional instruments and more efficient production also contributed to the increase.

Capitalization

As of June 30, 2013, the Company’s cash balance totaled $106.5 million. This amount included net cash proceeds of approximately $43.3 million from the sale of the Company’s interest in the West 57th Street building, which closed on June 28, 2013. The Company realized a pre-tax gain of $22.7 million on the sale. On July 15, 2013, the Company completed its redemption of $67.5 million in aggregate principal amount of its 7% Senior Notes due 2014. As a result, the Company has no remaining long-term debt.

Merger Agreement with Kohlberg & Company

On June 30, 2013, Steinway entered into a definitive agreement to be acquired by an affiliate of Kohlberg & Company (“Kohlberg”), a global private equity investment firm, in a transaction valued at approximately $438 million. Upon the completion of the transaction, the Company will become a privately held company. The agreement provides for a 45-day “go-shop” period, which will end on August 14, 2013, during which time the Company may solicit alternative proposals to the transaction with Kohlberg. Any shares not tendered in the offer will be acquired in a second-step merger at the same cash price as paid in the tender offer. The transaction is expected to close in the third quarter of 2013.

Upon the successful closing of the tender offer, stockholders of the Company who tender their shares in the tender offer will receive $35.00 per share, in cash, payable without interest and less any applicable withholding taxes. This represents a premium of approximately 33% based on the average closing price of the Company’s common stock during the 90 trading days ended June 28, 2013.

Conference Call

In light of its pending acquisition by an affiliate of Kohlberg, the Company will not host a conference call relating to its second quarter 2013 financial results.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is a global leader in the design, manufacture, marketing and distribution of high quality musical instruments. These products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos. Through its online music retailer, ArkivMusic, the Company also produces and distributes classical music recordings. For more information about Steinway Musical Instruments, Inc., please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items (if any). The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation, amortization, and impairment charges.

Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which represent the Company’s present expectations or beliefs concerning future events, including with respect to the tender offer and related transactions. When used in this press release, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors. The Company does not assume any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Risk factors include the following: uncertainties regarding the timing of the closing of the transaction; uncertainties as to the number of stockholders of the Company who may tender their stock in the tender offer; the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction; the risk that Kohlberg is unable to obtain adequate financing; the risk that the transaction will not close or that the closing will be delayed; the risk that the Company’s businesses will suffer due to uncertainty related to the transaction; competitive responses to the transaction; changes in general economic conditions; reductions in school budgets; increased competition; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to fulfill piano orders in a timely manner; and fluctuations in effective tax rates resulting from shifts in sources of income. Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the Securities and Exchange Commission (the “SEC”), including the Company’s recent filings on Form 10-Q and Form 10-K.

Notice to Investors

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company common stock have been made pursuant to a tender offer statement on Schedule TO, containing an offer to purchase and related tender offer documents, filed by Kohlberg and certain of its affiliates with the SEC on July 15, 2013. The Company filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer with the SEC on July 15, 2013. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement, and any amendments thereto, contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials are available to the Company’s stockholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 800 South Street, Suite 305, Waltham, Massachusetts 02453, telephone number (781) 894-9770 or ir@steinwaymusical.com. All of these materials (and all other tender offer documents filed with the SEC) are available at no charge at the SEC’s website (www.sec.gov).

Company Contact:

Julie A. Theriault

Steinway Musical Instruments, Inc.

(781) 894-9770

ir@steinwaymusical.com

Investor Relations Contact:

Harriet Fried / Jody Burfening

LHA

(212) 838-3777

hfried@lhai.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Net sales	$92,353	$85,704	$169,156	$163,657
Cost of sales	61,063	58,339	112,516	113,145
Gross profit	31,290	27,365	56,640	50,512
	33.9%	31.9%	33.5%	30.9%

Operating expenses:
Sales and marketing	10,969	11,072	22,249	23,057
General and administrative	11,266	10,144	19,736	19,105
Other	454	178	473	216
Total operating expenses	22,689	21,394	42,458	42,378

Income from operations	8,601	5,971	14,182	8,134

Other (income) expense, net	(21,707)	1,277	(21,306)	1,631
Interest expense, net	939	942	1,856	1,792

Income before income taxes	29,369	3,752	33,632	4,711

Income tax provision	9,214	1,355	10,787	1,724

Net income	$20,155	$2,397	$22,845	$2,987

Earnings per share - basic	$1.62	$0.19	$1.83	$0.24
Earnings per share - diluted	$1.60	$0.19	$1.82	$0.24
Weighted average common shares - basic	12,463	12,378	12,461	12,373
Weighted average common shares - diluted	12,571	12,507	12,558	12,508

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	6/30/2013	6/30/2012	12/31/2012
Cash	$106,500	$40,461	$73,406
Receivables, net	49,211	47,392	43,536
Inventories, net	133,974	137,210	125,081
Other current assets	15,820	24,900	14,309
Total current assets	305,505	249,963	256,332

Property, plant and equipment, net	67,936	88,743	91,485
Other assets	78,551	71,854	77,850
Total assets	$451,992	$410,560	$425,667

Debt	$67,968	$626	$576
Other current liabilities	61,976	47,159	53,042
Total current liabilities	129,944	47,785	53,618

Long-term debt	—	70,899	67,431
Other liabilities	59,569	56,821	62,773
Stockholders’ equity	262,479	235,055	241,845
Total liabilities and stockholders’ equity	$451,992	$410,560	$425,667

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 6/30/13
	GAAP	Adjustments		Adjusted
Band sales	$35,596	$—		$35,596
Piano sales	56,757	—		56,757
Total sales	92,353	—		92,353

Band gross profit	10,284	—		10,284
Piano gross profit	21,006	—		21,006
Total gross profit	31,290	—		31,290

Band GM %	28.9%			28.9%
Piano GM %	37.0%			37.0%
Total GM %	33.9%			33.9%

Operating expenses	22,689	(500	)(1)	22,189

Income from operations	8,601	500		9,101

Other (income) expense, net	(21,707)	22,725	(2)	1,018
Interest expense, net	939	—		939

Income before income taxes	29,369	(22,225)		7,144

Income tax provision	9,214	(6,521	)(3)	2,693

Net income	$20,155	$(15,704)		$4,451

Earnings per share - basic	$1.62			$0.36
Earnings per share - diluted	$1.60			$0.35
Weighted average common shares - basic	12,463			12,463
Weighted average common shares - diluted	12,571			12,571

	Three Months Ended 6/30/12
	GAAP	Adjustments		Adjusted
Band sales	$35,340	$—		$35,340
Piano sales	50,364	—		50,364
Total sales	85,704	—		85,704

Band gross profit	9,130	—		9,130
Piano gross profit	18,235	—		18,235
Total gross profit	27,365	—		27,365

Band GM %	25.8%			25.8%
Piano GM %	36.2%			36.2%
Total GM %	31.9%			31.9%

Operating expenses	21,394	(166	)(4)	21,228

Income from operations	5,971	166		6,137

Other (income) expense, net	1,277	—		1,277
Interest expense, net	942	—		942

Income before income taxes	3,752	166		3,918

Income tax provision	1,355	62	(3)	1,417

Net income	$2,397	$104		$2,501

Earnings per share - basic	$0.19			$0.20
Earnings per share - diluted	$0.19			$0.20
Weighted average common shares - basic	12,378			12,378
Weighted average common shares - diluted	12,507			12,507

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects impairment charges for online music business intangible assets.

(2) Reflects net gain on sale of West 57th Street office building.

(3) Reflects the tax effect of Adjustments.

(4) Reflects asset impairment charges related to a closed plant.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Six Months Ended 6/30/13
	GAAP	Adjustments		Adjusted
Band sales	$66,985	$—		$66,985
Piano sales	102,171	—		102,171
Total sales	169,156	—		169,156

Band gross profit	19,542	—		19,542
Piano gross profit	37,098	—		37,098
Total gross profit	56,640	—		56,640

Band GM %	29.2%			29.2%
Piano GM %	36.3%			36.3%
Total GM %	33.5%			33.5%

Operating expenses	42,458	(500	)(1)	41,958

Income from operations	14,182	500		14,682

Other (income) expense, net	(21,306)	22,725	(2)	1,419
Interest expense, net	1,856	—		1,856

Income before income taxes	33,632	(22,225)		11,407

Income tax provision	10,787	(6,521	)(3)	4,266

Net income	$22,845	$(15,704)		$7,141

Earnings per share - basic	$1.83			$0.57
Earnings per share - diluted	$1.82			$0.57
Weighted average common shares - basic	12,461			12,461
Weighted average common shares - diluted	12,558			12,558

	Six Months Ended 6/30/12
	GAAP	Adjustments		Adjusted
Band sales	$69,150	$—		$69,150
Piano sales	94,507	—		94,507
Total sales	163,657	—		163,657

Band gross profit	17,086	—		17,086
Piano gross profit	33,426	—		33,426
Total gross profit	50,512	—		50,512

Band GM %	24.7%			24.7%
Piano GM %	35.4%			35.4%
Total GM %	30.9%			30.9%

Operating expenses	42,378	(166	)(4)	42,212

Income from operations	8,134	166		8,300

Other (income) expense, net	1,631	—		1,631
Interest expense, net	1,792	—		1,792

Income before income taxes	4,711	166		4,877

Income tax provision	1,724	62	(3)	1,786

Net income	$2,987	$104		$3,091

Earnings per share - basic	$0.24			$0.25
Earnings per share - diluted	$0.24			$0.25
Weighted average common shares - basic	12,373			12,373
Weighted average common shares - diluted	12,508			12,508

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects impairment charges for online music business intangible assets.

(2) Reflects net gain on sale of West 57th Street office building.

(3) Reflects the tax effect of Adjustments.

(4) Reflects asset impairment charges related to a closed plant.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Cash flows from operating activities	$4,784	$(1,932)	$(5,087)	$(9,652)
Changes in operating assets and liabilities	(6,598)	7,089	8,892	18,188
Stock-based compensation expense	(92)	(100)	(188)	(211)
Income tax provision, net of deferreds	11,375	1,390	12,851	1,835
Net interest expense	939	942	1,856	1,792
Recovery of (provision for) doubtful accounts	7	(227)	(239)	(915)
Other	22,356	(99)	22,204	98
Non-recurring, infrequent or unusual cash charges	(22,725)	—	(22,725)	—
Adjusted EBITDA	$10,046	$7,063	$17,564	$11,135

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Net income	$20,155	$2,397	$22,845	$2,987
Income tax provision	9,214	1,355	10,787	1,724
Net interest expense	939	942	1,856	1,792
Depreciation	1,763	1,942	3,838	3,943
Amortization	200	261	463	523
Non-recurring, infrequent or unusual items	(22,225)	166	(22,225)	166
Adjusted EBITDA	$10,046	$7,063	$17,564	$11,135